UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction

of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.06 par value	CDR	New York Stock Exchange
7-1/4% Series B Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	CDRpB	New York Stock Exchange
6-1/2% Series C Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	CDRpC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Cooperation Agreements described in Item 8.01 below, on April 28, 2021, the Board (the “Board”) of Directors of Cedar Realty Trust, Inc. (the “Company”) increased its size from seven to ten directors and appointed Darcy D. Morris, Richard H. Ross and Sharon Stern to the Board, with terms expiring at the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”).

Mr. Morris will serve on the Nominating and Corporate Governance and Compensation Committees of the Board, Mr. Ross will serve on the Nominating and Corporate Governance and Audit Committees of the Board and Ms. Stern will serve on the Compensation and Audit Committees of the Board.

Other than the Cooperation Agreements, there is no arrangement or understanding between each of Mr. Morris, Mr. Ross or Ms. Stern and any other person pursuant to which each was appointed as a director. There are no family relationships between each of Mr. Morris, Mr. Ross or Ms. Stern and any director or executive officer of the Company, and neither Mr. Morris, Mr. Ross nor Ms. Stern has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Each of Mr. Morris, Mr. Ross and Ms. Stern will participate in the Company’s compensation program for its non-employee outside directors. Pursuant to the terms of the Company’s 2017 Stock Incentive Plan, upon election to the Board, each of the new directors will become eligible to receive a pro-rated grant of the Company’s restricted stock.

In connection with the Cooperation Agreements, Roger Widmann and Pamela Hootkin notified the Board that they will not stand for re-election at the 2021 Annual Meeting and will retire from the Board and all committees thereof effective as of the date of the 2021 Annual Meeting, following which the size of the Board will be decreased to eight directors. Mr. Widmann’s and Ms. Hootkin’s decisions were not due to any disputes or disagreements with the Company or the Board.

Item 7.01 Regulation FD Disclosure.

On April 28, 2021, the Company issued a press release announcing the matters described herein. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On April 28, 2021, the Company entered into a Cooperation Agreement with Ewing Morris-RE LP, Ewing Morris-RE GP Inc., Ewing Morris Opportunities Fund LP, Ewing Morris Opportunities GenPar Ltd., Ewing Morris Small Cap Fund LP, Ewing Morris Small Cap GenPar Ltd., Broadview Dark Horse LP, Broadview Dark Horse GP Inc., Ewing Morris GenPar Holdings Ltd., Ewing Morris & Co. Investment Partners Ltd., John Ewing and Darcy D. Morris (the foregoing, collectively with each of their respective affiliates, the “Ewing Morris Investor Group”). Also on April 28, 2021, the Company entered into a Cooperation Agreement (together with the Cooperation Agreement entered into with the Ewing Morris Investor Group, the “Cooperation Agreements”) with Camac Fund, LP, Camac Partners, LLC, Camac Capital, LLC, Eric Shahinian, Richard H. Ross and Sharon Stern (the foregoing, collectively with each of their respective affiliates, the “Camac Investor Group”).

Effective upon the execution and delivery of the Cooperation Agreements, the Ewing Morris Investor Group and Camac Investor Groups withdrew their respective nomination notices to nominate candidates for election to the Board at the 2021 Annual Meeting. As more fully described under Item 5.02 above, effective upon execution and delivery of the Cooperation Agreements, the Board expanded the size of the Board from seven members to ten members, and appointed Darcy D. Morris, Richard H. Ross and Sharon Stern to the Board for terms expiring at the 2021 Annual Meeting. During the term of the Cooperation Agreements and subject to specified ongoing share ownership thresholds, the Ewing Morris Investor Group and the Camac Investor Group will be entitled to designate a replacement independent director in the event Mr. Morris (in the case of the Ewing Morris Investor Group) or Mr. Ross or Ms. Stern (in the case of the Camac Investor Group) resigns or no longer serves as a director of the Company for any reason, subject to approval of any replacement independent director by the Nominating and Corporate Governance Committee of the Board.

In addition, during the term of the respective Cooperation Agreements, the Ewing Morris Investor Group and Camac Investor Group will be subject to customary standstill restrictions, including with respect to acquiring, or controlling, beneficial ownership of more than 9.9% of the Company’s outstanding common stock, nominating or recommending for nomination any persons for election to the Board (except as expressly permitted by the applicable Cooperation Agreement), submitting any proposal for consideration at any stockholder meeting and soliciting any proxy, consent or other authority to vote from stockholders or conducting any other referendum (including any “withhold,” “vote no” or similar campaign). During the term of the Cooperation Agreements, the Ewing Morris Investor Group and Camac Investor Group have agreed to vote all of their respective shares of the Company’s common stock at all annual and special meetings and any consent solicitations of the Company’s stockholders in accordance with the Board’s recommendations, subject to certain exceptions relating to extraordinary transactions and the recommendations of independent proxy advisory firms.

The Cooperation Agreements contain customary litigation, indemnification, non-disparagement and confidentiality provisions, and will terminate 30 days prior to the director nomination deadline for the Company’s 2022 annual meeting of stockholders, subject to certain exceptions.

The summary above of the terms of the Cooperation Agreements is qualified in its entirety by reference to the full text of the Cooperation Agreements, copies of which are filed as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on April 28, 2021, Barington Companies Equity Partners, LP withdrew its nomination notice for the election of its two nominees to the Board at the 2021 Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release regarding Cooperation Agreements dated April 28, 2021.

99.2	Cooperation Agreement, dated April 28, 2021, by and among Cedar Realty Trust, Inc., Ewing Morris-RE LP, Ewing Morris-RE GP Inc., Ewing Morris Opportunities Fund LP, Ewing Morris Opportunities GenPar Ltd., Ewing Morris Small Cap Fund LP, Ewing Morris Small Cap GenPar Ltd., Broadview Dark Horse LP, Broadview Dark Horse GP Inc., Ewing Morris GenPar Holdings Ltd., Ewing Morris & Co. Investment Partners Ltd., John Ewing and Darcy D. Morris.

99.3	Cooperation Agreement, dated April 28, 2021 by and among Cedar Realty Trust, Inc., Camac Fund, LP, Camac Partners, LLC, Camac Capital, LLC, Eric Shahinian, Richard H. Ross and Sharon Stern.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2021	CEDAR REALTY TRUST, INC.

	By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and Chief Executive Officer